                                                                       EXHIBIT 5



June 9, 1997


Hartford Life, Inc.
200 Hopmeadow Street
Simsbury, CT  06089

Ladies and Gentlemen:

I am familiar with The Hartford Investment Savings Plan (the "Investment and Savings Plan") of The Hartford Financial Services Group, Inc., a Delaware corporation ("The Hartford"), pursuant which shares of Class A Common Stock, par value $.01 per share (the "Shares") of Hartford Life, Inc., a Delaware corporation and an indirect majority-owned subsidiary of The Hartford ("Hartford Life"), have been authorized for issuance. Shares issued pursuant to the Investment and Savings Plan may be purchased on the open market, may be isued by Hartford Life form its authorized and unissued shares or treasury shares, or may be a combination thereof. I have acted as counsel to Hartford Life in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of 2,5000,000 Shares that may be issued pursuant to the Investment and Savings Plan. In this connection, I have examined such records, documents and other instruments as I have deemed relevant and necessary as a basis for the opinion expressed herein.

Based upon the foregoing, I am of the opinion that the Shares have been duly authorized for issuance under the Investment and Savings Plan by all proper corporate action. With respect to Shares issued directly by Hartford Life, from its authorized and unissued Shares, when such Shares have been issued pursuant to the provisions of the Investment and Savings Plan and the Hartford's Policies relating thereto, and any conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  Very truly yours,

                                  /s/Lynda Godkin
                                  Lynda Godkin
                                  Vice President and
                                  General Counsel
                                  Hartford Life, Inc.



                                      II-8